EXHIBIT 99.2

VECTREN CORPORATION
AND SUBSIDIARY COMPANIES
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited - in millions, except per share amounts)

	Three Months Ended
	March 31,
	2018	2017

OPERATING REVENUES:
Gas utility	$329.3	$292.8
Electric utility	134.0	132.1
Nonutility	195.1	199.6
Total operating revenues	658.4	624.5

OPERATING EXPENSES:
Cost of gas sold	145.2	112.9
Cost of fuel & purchased power	42.2	41.2
Cost of nonutility revenues	66.8	61.8
Other operating	228.5	224.3
Depreciation & amortization	71.4	67.8
Taxes other than income taxes	20.0	15.1
Total operating expenses	574.1	523.1

OPERATING INCOME	84.3	101.4

OTHER INCOME:
Equity in (losses) of unconsolidated affiliates	(0.1)	(0.5)
Other income - net	9.0	8.0
Total other income	8.9	7.5

INTEREST EXPENSE	23.5	21.3

INCOME BEFORE INCOME TAXES	69.7	87.6

INCOME TAXES	6.2	32.2

NET INCOME	$63.5	$55.4

WEIGHTED AVERAGE AND DILUTED COMMON SHARES
OUTSTANDING	83.1	82.9

BASIC AND DILUTED EARNINGS PER SHARE OF COMMON STOCK	$0.76	$0.67

EXHIBIT 99.2

VECTREN UTILITY HOLDINGS
AND SUBSIDIARY COMPANIES
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited - in millions)

	Three Months Ended
	March 31,
	2018	2017

OPERATING REVENUES:
Gas utility	$329.3	$292.8
Electric utility	134.0	132.1
Other	0.1	0.1
Total operating revenues	463.4	425.0

OPERATING EXPENSES:
Cost of gas sold	145.2	112.9
Cost of fuel & purchased power	42.2	41.2
Other operating	94.8	85.6
Depreciation & amortization	61.0	57.4
Taxes other than income taxes	19.2	14.4
Total operating expenses	362.4	311.5

OPERATING INCOME	101.0	113.5

OTHER INCOME - NET	8.8	7.0

INTEREST EXPENSE	19.9	17.6

INCOME BEFORE INCOME TAXES	89.9	102.9

INCOME TAXES	15.6	37.0

NET INCOME	$74.3	$65.9

EXHIBIT 99.2

VECTREN CORPORATION
AND SUBSIDIARY COMPANIES
CONSOLIDATED BALANCE SHEETS
(Unaudited - in millions)

	March 31,	December 31, 2011
	2018	2017

ASSETS
Current Assets
Cash & cash equivalents	$19.1	$16.6
Accounts receivable - less reserves of $6.5 &
$5.1, respectively	237.1	262.9
Accrued unbilled revenues	146.5	207.1
Inventories	110.3	126.6
Recoverable fuel & natural gas costs	11.1	19.2
Prepayments & other current assets	27.9	47.0
Total current assets	552.0	679.4

Utility Plant
Original cost	7,105.8	7,015.4
Less: accumulated depreciation & amortization	2,770.3	2,738.7
Net utility plant	4,335.5	4,276.7

Investments in unconsolidated affiliates	19.6	19.7
Other utility & corporate investments	43.1	43.7
Other nonutility investments	9.6	9.6
Nonutility plant - net	476.9	464.1
Goodwill	293.5	293.5
Regulatory assets	418.8	416.8
Other assets	35.2	35.8
TOTAL ASSETS	$6,184.2	$6,239.3

LIABILITIES & SHAREHOLDERS' EQUITY
Current Liabilities
Accounts payable	$237.5	$366.2
Accrued liabilities	216.9	222.3
Short-term borrowings	287.9	249.5
Current maturities of long-term debt	160.0	100.0
Total current liabilities	902.3	938.0

Long-term Debt - Net of Current Maturities	1,678.5	1,738.7

Deferred Credits & Other Liabilities
Deferred income taxes	495.9	491.3
Regulatory liabilities	954.9	937.2
Deferred credits & other liabilities	275.8	284.8
Total deferred credits & other liabilities	1,726.6	1,713.3

Common Shareholders' Equity
Common stock (no par value) – issued & outstanding
83.1 & 83.0, respectively	739.3	736.9
Retained earnings	1,138.8	1,113.7
Accumulated other comprehensive (loss)	(1.3)	(1.3)
Total common shareholders' equity	1,876.8	1,849.3
TOTAL LIABILITIES & SHAREHOLDERS' EQUITY	$6,184.2	$6,239.3

EXHIBIT 99.2

VECTREN CORPORATION
AND SUBSIDIARY COMPANIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Millions - Unaudited)

	Three Months Ended
	March 31,
	2018	2017

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$63.5	$55.4
Adjustments to reconcile net income to cash from operating activities:
Depreciation & amortization	71.4	67.8
Deferred income taxes & investment tax credits	(2.1)	26.7
Provision for uncollectible accounts	2.8	1.8
Expense portion of pension & postretirement benefit cost	1.1	1.0
Other non-cash items - net	5.4	2.6
Changes in working capital accounts:
Accounts receivable & accrued unbilled revenues	83.6	82.6
Inventories	16.3	12.6
Recoverable/refundable fuel & natural gas costs	8.1	2.8
Prepayments & other current assets	18.7	16.8
Accounts payable	(125.4)	(48.8)
Accrued liabilities	(4.6)	0.2
Employer contributions to pension & postretirement plans	(4.9)	(1.4)
Changes in noncurrent assets	3.0	(5.5)
Changes in noncurrent liabilities	2.8	(2.1)
Net cash from operating activities	139.7	212.5

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from:
Long-term debt, net of issuance costs	(0.9)	—
Dividend reinvestment plan & other common stock issuances	1.6	1.5
Requirements for dividends on common stock	(37.4)	(34.9)
Net change in short-term borrowings	38.4	(93.0)
Net cash from financing activities	1.7	(126.4)

CASH FLOWS FROM INVESTING ACTIVITIES:
Proceeds from sale of assets and other collections	1.5	0.6
Requirements for:
Capital expenditures, excluding AFUDC equity	(140.4)	(123.6)
Changes in restricted cash	—	0.9
Net cash from investing activities	(138.9)	(122.1)

Net change in cash & cash equivalents	2.5	(36.0)
Cash & cash equivalents at beginning of period	16.6	68.6
Cash & cash equivalents at end of period	$19.1	$32.6

EXHIBIT 99.2

VECTREN CORPORATION
AND SUBSIDIARY COMPANIES
HIGHLIGHTS
(Unaudited - in millions, except per share amounts)

	Three Months Ended
	March 31,
	2018	2017

REPORTED EARNINGS:
Utility Group
Gas Utility Services	$56.0	$47.9
Electric Utility Services	14.0	13.7
Other Operations	4.3	4.3
Total Utility Group	74.3	65.9

Nonutility Group
Infrastructure Services	(15.8)	(9.3)
Energy Services, excluding 179D Tax Benefit	0.6	(1.2)
Energy Services - 179D Tax Benefit	4.9	—
Other Businesses	(0.3)	—
Nonutility Group	(10.6)	(10.5)

Corporate and Other	(0.2)	—

Vectren Consolidated	$63.5	$55.4

EARNINGS PER SHARE:
Utility Group	$0.89	$0.80
Nonutility Group, excluding 179D Tax Benefit	(0.19)	(0.13)
Nonutility Group - 179D Tax Benefit	0.06	—
Corporate and Other	—	—

Reported EPS	$0.76	$0.67

EPS, excluding 179D Tax Benefit	$0.70	$0.67

EXHIBIT 99.2

VECTREN CORPORATION
AND SUBSIDIARY COMPANIES
SELECTED GAS DISTRIBUTION
OPERATING STATISTICS
(Unaudited)

	Three Months Ended
	March 31,
	2018	2017

GAS UTILITY (Millions):
Residential Margin	$103.9	$105.9
Commercial Margin	33.6	33.5
Industrial Margin	22.1	21.1
Other Margin	3.1	2.7
Regulatory Expense Recovery Mechanisms	21.4	16.7
Total Gas Utility Margin	184.1	179.9
Cost of Gas Sold	145.2	112.9
Total Gas Utility Revenue	$329.3	$292.8

GAS SOLD & TRANSPORTED (MMDth):
Residential	38.2	29.9
Commercial	17.0	13.0
Industrial	42.3	34.9
	97.5	77.8

AVERAGE GAS CUSTOMERS
Residential	949,871	941,333
Commercial	86,733	86,223
Industrial	1,751	1,738
	1,038,355	1,029,294

WEATHER AS A PERCENT OF NORMAL (ANNUALIZED):
Heating Degree Days (Ohio)	102%	92%
Heating Degree Days (Indiana)	99%	85%

EXHIBIT 99.2

VECTREN CORPORATION
AND SUBSIDIARY COMPANIES
SELECTED ELECTRIC
OPERATING STATISTICS
(Unaudited)

	Three Months Ended
	March 31,
	2018	2017

ELECTRIC UTILITY (Millions):
Residential Margin	$34.6	$33.3
Commercial Margin	23.1	24.3
Industrial Margin	21.7	23.0
Other Margin	1.0	0.9
Regulatory Expense Recovery Mechanisms	4.6	2.4
Wholesale and Transmission	6.8	7.0
Total Electric Utility Margin	91.8	90.9
Cost of Fuel & Purchased Power	42.2	41.2
Total Electric Utility Revenue	$134.0	$132.1

ELECTRICITY SOLD (GWh):
Residential	368.9	316.2
Commercial	289.6	284.9
Industrial	495.4	491.4
Other Sales - Street Lighting	7.7	6.0
Total Retail	1,161.6	1,098.5
Wholesale	130.9	78.8
	1,292.5	1,177.3

AVERAGE ELECTRIC CUSTOMERS
Residential	127,238	126,246
Commercial	18,659	18,600
Industrial	114	113
Other	40	40
	146,051	144,999

WEATHER AS A PERCENT OF NORMAL (ANNUALIZED):
Heating Degree Days (Indiana)	99%	85%